UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2005


              MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)


             HAWAII                  1-6510          99-0107542
(State or other jurisdiction of   (Commission     (I.R.S. Employer
 incorporation or organization)   File Number)   Identification No.)



120 Kane Street, P. O. Box 187, Kahului, Maui, Hawaii  96733-6687
     (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code:  (808) 877-3351

                              NONE
  Former Name or Former Address, if Changed Since Last Report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))







ITEM 5.02      APPOINTMENT OF PRINCIPAL OFFICERS

     On May 16, 2005, Maui Land & Pineapple Company, Inc. ("ML&P") announced the appointment of Thomas H. Juliano (55) as President
& CEO of Kapalua Land Company, Ltd., ML&P's operating subsidiary for its Resort segment. The appointment is effective as of July 1, 2005. In connection with the appointment of Mr. Juliano, ML&P issued a press release on May 16, 2005, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

     From December 2001 to the present, Mr. Juliano has been Vice President of Lodging at Vail Resorts, Inc., in Colorado. From May 2000 to December 2001 he was Vice President of Mace Pacific Holdings LLC responsible for certain real estate acquisitions. There is no family relationship between Mr. Juliano and any director, executive officer, or person nominated or chosen by ML&P to become a director or executive officer of ML&P.

     Material terms of the employment offer letter accepted by Mr. Juliano include an annual salary of $250,000; a possible cash bonus subject to certain terms and conditions at the discretion of the Compensation Committee of ML&P with a maximum potential value of $100,000; an option to purchase 50,000 shares of ML&P common stock at the closing price on July 1, 2005, which will vest ratably over five years from the date of grant;
approximately $49,000 relocation allowance; and the ability to lease a residential property from ML&P at fair market value with an option to purchase the property at its fair market value. If Mr. Juliano is terminated under certain circumstances before December 31, 2006, he will be eligible for severance benefits equal to one year's salary. In addition, Mr. Juliano will be eligible to participate in all ML&P benefit programs and will receive a monthly car allowance.


ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              99.1 Maui Land & Pineapple Company, Inc. press release, dated May 16, 2005












                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MAUI LAND & PINEAPPLE COMPANY, INC.



May 16, 2005              /S/ FRED W. RICKERT
Date                          Fred W. Rickert
                              Vice President/Chief Financial Officer
                              (Principal Financial Officer)